EXHIBIT 10.27

GENERAL RELEASE OF ALL CLAIMS

In consideration of the severance payments and severance benefits described in Paragraph 1 below, offered to me by Salmedix, Inc. (the “Company”), in connection with the termination of my employment at Salmedix, Inc. (the “Company”) on August 6, 2004, I agree to the following release (the “Release”).

1. Subject to my execution of this Release within the time period described in Paragraph 13 below, and upon the expiration of the revocation period described in Paragraph 14 (without my having given notice of revocation), the Company will provide me with the following severance payments and severance benefits (the “Severance Benefits”):

a. Payment in a lump sum of an amount equivalent to six (6) months of my base salary (or $ 160,000), subject to applicable deductions and withholdings;

b. Continuation of my current Aetna medical, MetLife dental, and VSP vision benefits through company paid COBRA through February 28, 2005 or until I obtain comparable employer-provided benefits, whichever occurs first;

c. Executive outplacement services through a provider selected by the Company for a period of up to six (6) months; and

d. Reimbursement of up to fifty percent (50%) of my documented legal expenses for review and negotiation of this Release, up to a maximum payment by the Company not to exceed $1,500.

2. On behalf of myself, my heirs, executors, administrators, successors and assigns, I hereby fully and forever release and discharge the Company, its current, former and future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, the “Company”) from any and all claims, causes of action and liabilities arising out of or relating in any way to my employment with the Company, including, but not limited to, the offer and termination of my employment.

3. I understand and agree that this Release is a full and complete waiver and release of all claims, including, but not limited to, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the Civil Rights Act of 1866, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, as amended, the provisions of the California Labor Code, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family Medical Leave Act, the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and any other state, federal or local laws and regulations relating to employment or employment discrimination. The only exceptions are claims I may have for unemployment compensation and worker’s compensation. I do not presently believe I have suffered any work-related injury or illness.

4. I understand and agree that I would not be entitled to receive the Severance Benefits but for my execution of this Release. I further understand that I have received or will receive, regardless of the execution of this Release, all wages owed to me, less withholdings, in my paycheck earned through my termination date. I acknowledge that no accrued but unused vacation pay is due.

5. I acknowledge that I may discover facts different from or in addition to those which I now know or believe to be true and that this Release shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof. I hereby expressly waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, and/or any analogous law of any other state. Section 1542 states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE EMPLOYEE DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE COMPANY.

I expressly agree and understand that the release given by me pursuant to this Release applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action which I may have against the Company.

6. As part of my existing and continuing obligation to the Company, I have returned, or within seven days of my termination, will return to the Company all Company documents, information and property, including files, records, computer access codes and instruction manuals, as well as any Company assets or equipment that I have in my possession or under my control. I further agree not to keep any copies of Company documents or information. I affirm my obligation to keep all Company Information confidential and not to disclose it to any third party in the future. I understand that the term “Company Information” includes, but is not limited to, the following:

(a) Confidential information, including information received from third parties under confidential conditions; and

(b) Other technical, scientific, marketing, business, product development or financial information, the use or disclosure of which might reasonably be determined to be contrary to the interests of the Company.

The Company’s PROPRIETARY INFORMATION and INVENTIONS AGREEMENT is incorporated herein by this reference, and I agree to continue to abide by its terms following the termination of my employment. Nothing herein shall release me from any claims by the Company against me for violation of the incorporated Proprietary Information and Inventions Agreement.

7. I represent and warrant that I am the sole owner of all claims relating to my employment with the Company and that I have not assigned or transferred any claims relating to my employment to any other person or entity.

8. I agree to keep this Release confidential and not to reveal its contents to anyone except my lawyer, my spouse and/or my financial consultant.

9. I understand and agree that this Release shall not be deemed or construed at any time as an admission of liability or wrongdoing by either myself or the Company.

10. This Release (including the incorporated Proprietary Information and Invention Agreement) contains the entire agreement between the Company and me with respect to any matters referred to in the Release and supersedes any previous oral or written agreements.

11. If any one or more of the provisions contained in this Release is, for any reason, held to be unenforceable, that holding will not affect any other provision of this Release, and this Release shall then be construed as if such unenforceable provision or provisions had never been contained therein.

12. I acknowledge that I have obtained sufficient information to intelligently exercise my own judgment regarding the terms of the Release before executing this Release. I understand that I may discuss this Release with an attorney of my choosing before signing this Release, and I hereby acknowledge that I have been encouraged to do so in writing.

13. I acknowledge that this Release was presented to me on August 6, 2004 and that I am entitled to have twenty-one (21) days’ time in which to consider it. I further acknowledge that the Company has advised me that I may obtain advice concerning this Release from an attorney of my choice and that I have had sufficient time to consider the terms of this Release. I represent and acknowledge that if I execute this Release before twenty-one (21) days have elapsed, I do so voluntarily, upon the advice and with the approval of my legal counsel (if any), and that I voluntarily waive any remaining consideration period.

14. I understand that after executing this Release, I have the right to revoke it within seven (7) days after my execution of this Release. I understand that this Release will not become enforceable unless the seven (7) day revocation period passes and I do not revoke the Release in writing. I understand that this Release may not be revoked after the seven (7) day revocation period has passed. I also understand that any revocation of this Release must be made in writing and delivered to the Company at 9380 Judicial Drive, San Diego, CA 92121 within the seven (7) day period.

15. I understand that this Release shall become binding upon the parties on the eighth (8th) day after my execution of this Release, so long as I have not revoked it within the time period and in the manner specified in Paragraph 14 above. I further understand that I will not be given the Severance Benefits until the revocation period has passed.

16. With the exception of any claims arising out of a violation of Paragraph 6 hereof, the Company waives and releases all claims against F. Andrew Dorr arising out of Dr. Dorr’s employment with the Company. The Company hereby expressly waives any and all rights conferred upon it by the provision of Section 1542 of the Civil Code of the State of California, and/or any analogous law of any other state.

17. The Company and I mutually agree to communicate positively with third parties regarding each other, and not to disparage or communicate derogatory statements or opinions about each other in any manner, except that the parties may testify truthfully if required to do so under oath pursuant to applicable law.

EMPLOYEE’S ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THIS RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT; I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

Date delivered to employee: August 6, 2004 Executed this 23rd day of August, 2004

/s/ F. Andrew Dorr, M.D.
Signature F. Andrew Dorr, M. D.

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